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Exhibit 16.4

                           Malone & Bailey, PLLC
                           5444 Westheimer Road
                                Suite 2088
                           Houston, Texas  77056

Securities and Exchange Commission
Washington, D.C. 20549

Dear Sirs:

On or about June 15, 2001, we were engaged by APO Health, Inc. to be the Company's independent auditors, and we reported on the Company's consolidated balance sheet as of September 30, 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended September 30, 2000. On or about October 2, 2001, our engagement was
terminated.   We have read statements included under Item 4 of its revised
Form 8-K /A which is to be filed on or about February 25, 2002, and we agree with such statements


                                        /s/ Malone & Bailey, PLLC
                                      __________________________________
                                      Malone & Bailey
                                      Houston, Texas
                                      February 26, 2002